Exhibit 99.1

COMSovereign Issues CEO Business Update

DALLAS, TX – April 22, 2021 – COMSovereign Holding Corp. (NASDAQ: COMS) ("COMSovereign" or "Company"), a U.S.-based developer of 4G LTE Advanced and 5G Communication Systems and Solutions, today issued the following business update from Dan Hodges, Chairman and CEO:

To Our Fellow COMSovereign Stakeholders:

Over the last several months many notable developments have occurred at COMSovereign, and I am writing to you now to update you on the business. Supported by the raise of over $43 million completed in January and February, we are now entering the next growth phase of our strategic plan – the ramp up of commercial production – a stage for which our team has spent the past 18 months preparing.

For nearly a year and half, our energies were focused on assembling and integrating the operations of our various business units, conducting critical testing and evaluation of our advanced technologies, and, most importantly, building a world-class leadership team. Together, we worked to lay the foundation for a business that can capitalize on the opportunities we see in the market for a true, end-to-end domestic provider of key 4G LTE and 5G NR enabling technology. I am proud to say that we are now beginning to see the fruits of this labor.

In this update, I want to share developments underway in production that we are confident will help us to realize the tremendous unrealized value that exists in what we have built.

•	Just 18 months ago, our principal operating unit, DragonWave, was operating with insufficient funds to invest in R&D and production. During this period, we were experiencing rising demands from our installed base of over 700+ telecommunications network customers for new and upgraded radios required to meet the surging demand for wireless connectivity in their networks. However, we could not support those customers that were looking to invest in the modernization of their networks as they made their initial moves towards 5G. Without robust production lines repositioned and operating, we made the decision not to accept any P.O.s that we were not able to fill within 45 days. Now, our manufacturing lines at Benchmark, which produces our DragonWave Harmony Enhanced and Harmony MC radios, are up and running with increasing capacity monthly. This should allow us to accept a steadily increasing number of P.O.s from customers, which should directly contribute to steady revenue growth going forward.

Although we anticipated significant customer interest once production resumed, during the first quarter, we were not yet equipped for the response we received. Radio hardware demand is high, and we are in the process of bringing our production capabilities online to meet the needs of our customers over the course of the year. This demand is coming from large existing and new domestic customers such as Windstream, other WISPs (“Wireless Internet Service Providers”) and Tier 1 network operators in the US and in international markets such as Mexico.

•	At Fastback, production at the contract manufacturer where its radios are currently manufactured, is also ramping up as production runs are being completed and product has been, and continues to be, shipped. Incremental increases in capacity over the next 60-90 days will enable us to meet increased demand we are seeing in this segment of our business. Here too, increasing production capabilities will directly contribute to our revenue growth going forward.

•	We believe the initial radio orders we secured over the past 30 days and the increasing number of sales inquiries and pricing requests we are receiving almost daily, clearly indicate a steep demand curve for both our DragonWave backhaul products and Fastback 5.8 MHz microwave radios. This demand is especially evident in large market segments, such as with WISPs, where customers require superior wireless performance and reliability. Sales to end-use customers over the past 30 days include ABC, 123 Net, CommTel, Execulink Telecom, the FAA, General Dynamics, Motorola, Nextera, Rogers Media, Saab, T-Mobile and Wavecom among others.

•	The first run of our advanced Polaris line of advanced radios is expected for release to commercial customers in late 3rd quarter (slightly ahead of schedule). Polaris radios are expected to deliver significantly higher performance due to the doubling of capacity as a result of our Lextrum subsidiary’s In-Band-Full-Duplex feature, and another 30-50% increase due to our ability to transmit a simultaneous, discrete, and transparent data path within a wireless signal utilizing Transpositional Modulation waveforms. We believe Polaris’ performance advantages in the market will be enhanced further through our proposed Innovation Digital acquisition, which is expected to provide us with significant new technical capabilities once reserved only for military and government customers. We believe these technologies and valuable, legally defensible IP, gives us an even clearer advantage over potential competitors.

•	One important investment we made following our raise of growth capital earlier this year was the purchase of a 140,000 sq. ft. manufacturing facility in Tucson, Arizona. This facility will serve as the main production center for our advanced DragonWave and VNC radios, InduraPower’s intelligent power supplies and our aerial platform products. The Tucson manufacturing facility and lines are progressing ahead of schedule, with the space for InduraPower fully renovated. Production is online for the current generation of battery units with an expectation to launch production of our next-gen power supplies in the 3rd quarter.

•	The renovation of space in our Tucson facility for our drone operations is underway with Sky Sapience HoverMast unit production slated to begin in late May which should allow us to meet domestic demand from both commercial and governmental customers. Until then, sales will be filled by our factory in Israel. Sky Sapience’s Israel-based facility is still producing and advancing new features and disruptive technologies via their dedicated research and development arm. We believe these features are of high interest to government customers.

In addition, we believe the communications platform capability established through integration of an entire LTE network system sourced completely from within COMSovereign’s product portfolio and engineering ranks, deployed on our Drone Aviation and Sky Sapience aerial platform products, is finding acceptance by both mobile network operators and governmental agencies.

Domestic production capability is one of the foundational elements of our long-term plan and directly supports our corporate growth strategy and mission to be the recognized leader in US-sourced telecom network equipment. To achieve our mission, we have a two-pronged approach: 1) organically build from within, or 2) acquire existing solutions. Our strategic approach to acquisitions demands that each potential acquisition must not only deliver incremental revenue, existing customers, and talent, but must also add technical capabilities that we could not otherwise realize. We are disciplined in our approach to growth, and we are committed to continuing to follow this strategy. It is important to note that in all our prior acquisitions, the talented founders and staff have not only made long-term investments in our future through compensation in restricted shares, but most have become integral members of our team, overseeing key facets of our business. This commitment is a strong testament to a shared vision of the many opportunities we have ahead of us.

In closing, over the coming weeks and months, we intend to continue our efforts to communicate our progress on our growth path, including sales, production, and material news developments. We intend to host investor conference calls and continue engagement with the investment community and look forward to providing further updates and to sharing our progress as we realize the vision of American Made 5G.

Sincerely,

Daniel Hodges

Chairman and CEO

For more information about COMSovereign, please visit www.COMSovereign.com and connect with us on Facebook and Twitter.

About COMSovereign Holding Corp.

COMSovereign Holding Corp. (Nasdaq: COMS) has assembled a portfolio of communications technology companies that enhance connectivity across the entire data transmission spectrum. Through strategic acquisitions and organic research and development efforts, COMSovereign has become a U.S.-based communications provider able to provide 4G LTE Advanced and 5G-NR telecom solutions to network operators and enterprises. For more information about COMSovereign, please visit www.COMSovereign.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as "believe," "expects," "may," "looks to," "will," "should," "plan," "intend," "on condition," "target," "see," "potential," "estimates," "preliminary," or "anticipates" or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, the impact of the current COVID-19 pandemic, which may limit access to the Company's facilities, customers, management, support staff, and professional advisors, and to develop and deliver advanced voice and data communications systems, demand for the Company's products and services, economic conditions in the U.S. and worldwide, and the Company's ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company's results and forward-looking statements are disclosed in the Company's filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Steve Gersten, Director of Investor Relations
COMSovereign Holding Corp.
813-334-9745
investors@comsovereign.com

External Investor Relations:
Chris Tyson, Executive Vice President
MZ Group - MZ North America
949-491-8235
COMS@mzgroup.us
www.mzgroup.us

and

Media Relations for COMSovereign Holding Corp.:
Michael Glickman
MWGCO, Inc.
917-397-2272
mike@mwgco.net